Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Blackstone Real Estate Income Master Fund

Tendered Pursuant to the Offer to Repurchase

Dated February 19, 2020

The offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on March 19, 2020 and this Notice of Withdrawal must be received by

the Fund’s Administrator, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on March 19, 2020, unless the offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Overnight Mail	Fax: (617) 956-0400

State Street Bank and Trust Company P.O. Box 5493 Boston, MA 02206 Attention: Blackstone Real Estate Income Master Fund	State Street Bank and Trust Company 1 Heritage Drive Mail Code: OHD0100 North Quincy, MA 02171 Attention: Blackstone Real Estate Income Master Fund	FOR ADDITIONAL INFORMATION CALL: (855) 890-7725

You are responsible for confirming that this Notice is received timely by State Street Bank and Trust Company, the Fund’s administrator. To assure good delivery, please send this page to State Street Bank and Trust Company and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by Blackstone Real Estate Income Master Fund (the “Fund”).

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing Shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date